UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

Highland Hospitality Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 336-4901

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 17, 2005, Highland Hospitality Corporation (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Brinson Patrick Securities Corporation (“Brinson Patrick”) in connection with the proposed public offering from time to time of up to 3,000,000 shares of the Company’s common stock, par value $0.01 per share. The Company has no immediate intention to sell stock through the Sales Agreement but will continue to evaluate conditions in the hospitality industry and equity capital markets with respect to future equity capital raising opportunities and may sell shares through the Sales Agreement when it would be in the Company’s interests to do so. A copy of the Sales Agreement is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highland Hospitality Corporation

Date: March 17, 2005	By:	/s/ Douglas W. Vicari
Douglas W. Vicari
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.5	Sales Agreement between the registrant and Brinson Patrick Securities Corporation

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.5	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.6	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)